Exhibit 99.1

KOPIN REPORTS RESULTS FOR THIRD QUARTER 2022

  Total Revenues increase 8% year-over-year
  Defense Revenues Increase 68% year-over-year

Kopin Corporation (Nasdaq: KOPN), a leading provider of high-resolution micro-displays and sub-systems for defense, enterprise and consumer augmented reality, virtual reality and mixed reality systems, today provided an update on its business initiatives and reported financial results for the third quarter ended September 24, 2022.

“We had a good quarter with revenues up 8% over the third quarter of last year, driven by growth in our defense and consumer businesses,” said Michael Murray, Kopin’s CEO. “While we continue to drive growth in these markets, my immediate focus is on yield improvements, on time/in full deliveries as well as cost controls, leading to improved margins and cash flow.”

Murray continued, “As we move into 2023 I see numerous opportunities to drive revenues, beginning with accelerating growth from our defense and industrial businesses, where we already have a solid order book. We will also leverage our unique ability to offer complex integrated optical display assemblies, which are critical to increasing the applications for AR/VR/MR, among other opportunities.”

“Technology has always been at the heart of Kopin’s success and we will continue executing on our vision to provide our global customers with brilliance in innovation, design and performance paired with a renewed focus on operational excellence,” concluded Murray.

Third Quarter Financial Results

Total revenues for the third quarter ended September 24, 2022 were $11.7 million, compared to $10.9 million for the third quarter ended September 25, 2021, an 8% year-over-year increase.

Cost of Product Revenues for the third quarter of 2022 was $8.0 million, or 97% of net product revenues, compared with $5.1 million, or 78% of net product revenues, for the third quarter of 2021. The higher cost of product revenues as a percentage of net product revenues was partially due to a $1 million warranty charge due to a supply-chain related quality issue from a vendor.

Research and Development (R&D) expenses for the third quarter of 2022 were $3.4 million compared to $3.8 million for the third quarter of 2021, an 8% decrease year over year. The decrease in R&D expense as compared to the prior year was equally split between internal R&D and customer funded R&D activities.

Selling, General and Administration (SG&A) expenses were $4.3 million for the third quarter of 2022, compared to $4.0 million for the third quarter of 2021. The increase was primarily due to an increase in compensation and professional fees, which were partially offset by lower stock-based compensation.

Other income and expense included a non-cash impairment charge of $2.0 million related to an investment whose business is being affected by COVID related issues.

Net Loss Attributable to Kopin Corporation for the third quarter of 2022 was $6.1 million, or $0.07 per share, compared with Net Loss Attributable to Kopin Corporation of $2.1 million, or $0.02 per share, for the third quarter of 2021.

Net Cash Used in Operating Activities for the nine months ended September 24, 2022, was approximately $15.6 million. Kopin’s cash and equivalents and marketable securities were approximately $15.0 million at September 24, 2022 as compared to $29.3 million at December 25, 2021.

In July 2022, we sold 675,000 shares of common stock through our existing At-The-Market equity program (ATM), which we had entered into in March 2021, for gross proceeds of $900,000 before deducting broker expenses of less than $100,000. We have not sold shares under the ATM Program since July.

About Kopin

Kopin Corporation is a leading developer and provider of innovative wearable technologies and critical components for integration into wearable computing systems for defense, industrial and consumer products. Kopin’s technology portfolio includes ultra-small displays, optics, and low-power ASICs. For more information, please visit Kopin’s website at www.kopin.com.

Kopin is a trademark of Kopin Corporation.

Forward-Looking Statements

Statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by such sections. Words such as “expects,” “believes,” “can,” “will,” “estimates,” and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. We caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. These forward-looking statements include statements with respect to our numerous opportunities to drive revenues in 2023; such as accelerating growth from our defense and industrial businesses; our growth in the defense and consumer markets; and our intent to leverage our unique ability to offer complex integrated optical display assemblies. Various factors, some of which are beyond our control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as may otherwise be required by the federal securities laws. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in Part I, Item 1A. Risk Factors; Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and other parts of our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, or as updated from time to time our Securities and Exchange Commission filings.

Kopin Corporation
Supplemental Information
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Display Revenues by Category (in millions)
Defense	$5.8	$3.5	$17.7	$12.3
Industrial/Enterprise	1.7	2.7	4.9	7.4
Consumer	0.7	0.4	1.2	1.3
R&D	3.4	4.1	11.1	10.4
License and Royalties	0.1	0.2	0.3	1.1
Total	$11.7	$10.9	$35.2	$32.5

Stock-Based Compensation Expense
Cost of product revenues	$42,000	$38,000	$120,000	$207,000
Research and development	$112,000	180,000	368,000	395,000
Selling, general and administrative	$144,000	424,000	883,000	3,165,000
	$298,000	$642,000	$1,371,000	$3,767,000

Other Financial Information
Depreciation and amortization	$130,000	$154,000	$665,000	$566,000

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Revenues:
Net product revenues	$8,254,686	$6,591,852	$23,765,872	$21,089,515
Research and development and other revenues	3,474,693	4,295,321	11,450,961	11,379,282
	11,729,379	10,887,173	35,216,833	32,468,797
Expenses:
Cost of product revenues	7,987,154	5,145,175	23,676,283	17,586,389
Research and development	3,441,405	3,751,729	13,995,393	11,055,282
Selling, general and administration	4,320,117	4,035,998	13,112,133	13,982,682
	15,748,676	12,932,902	50,783,809	42,624,353

Loss from operations	(4,019,297)	(2,045,729)	(15,566,976)	(10,155,556)

Other (expense) income, net	(2,093,877)	(50,954)	2,505,949	89,267

Loss before provision for income taxes and net (income) loss from noncontrolling interest	(6,113,174)	(2,096,683)	(13,061,027)	(10,066,289)

Tax provision	(36,000)	(32,000)	(108,000)	(97,000)

Net loss	(6,149,174)	(2,128,683)	(13,169,027)	(10,163,289)

Net (income) loss attributable to noncontrolling interest	-	(107)	280	39,394

Net loss attributable to Kopin Corporation	$(6,149,174)	$(2,128,790)	$(13,168,747)	$(10,123,895)

Net loss per share:
Basic and diluted	$(0.07)	$(0.02)	$(0.14)	$(0.11)

Weighted average number of common shares outstanding:
Basic and diluted	93,516,231	90,517,330	91,317,288	88,903,658

Kopin Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	September 24, 2022	December 25, 2021
ASSETS
Current assets:
Cash and marketable securities	$15,003,009	$29,295,466
Accounts receivable, net	8,531,835	12,113,070
Inventory	6,660,810	6,581,139
Contract assets and unbilled receivables	4,605,889	2,299,392
Prepaid and other current assets	1,726,225	1,918,678

Total current assets	36,527,768	52,207,745

Plant and equipment, net	1,627,468	1,888,963
Operating lease right-of-use assets	3,540,073	3,828,066
Other assets	170,932	170,932
Equity investments	7,612,065	4,912,022

Total assets	$49,478,306	$63,007,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,936,931	$5,483,970
Accrued expenses	7,521,147	4,133,379
Contract liabilities and billings in excess of revenue earned	1,097,919	4,063,031
Operating lease liabilities	761,734	701,204
Customer deposits	378,201	2,638,103
Deferred tax liabilities	424,433	513,417

Total current liabilities	15,120,365	17,533,104

Other long term liabilities	1,395,603	2,739,531
Operating lease liabilities, net of current portion	2,753,885	3,108,236

Total Kopin Corporation stockholders' equity	30,381,067	39,799,191
Noncontrolling interest	(172,614)	(172,334)
Total stockholders' equity	30,208,453	39,626,857
Total liabilities and stockholders' equity	$49,478,306	$63,007,728

Contacts

Investor Contacts:

Kopin
Richard Sneider, 508-870-5959
Treasurer and Chief Financial Officer
Richard_Sneider@kopin.com
Or
Market Street Partners
Joann Horne, 415-445-3233
JHorne@marketstreetpartners.com